UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

This following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in that filing.

On December 4, 2009, Kraft Foods Inc. issued a press release relating to its offer to acquire all of the issued and to be issued share capital of Cadbury plc (the “Offer”). On December 4, 2009, we also distributed the Chairman and CEO’s message to employees regarding the Offer. Copies of the press release and the Chairman and CEO’s message to employees are attached hereto as Exhibits 99.1 and 99.2.

On December 4, 2009, several of our advisors delivered reports which were prepared to meet requirements of The City Code on Takeovers and Mergers (the “Takeover Code”) in connection with the Offer. A copy of our profit forecasts is furnished as Exhibit 99.3 to this report. Our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), delivered to us a reissued and currently dated report on certain profit forecasts made by us, which is furnished as Exhibit 99.4 to this report. Lazard & Co., Limited, Centerview Partners UK LLP, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch (together, the “Financial Advisors”) delivered to us: (i) a reissued and currently dated report on our profit forecasts, which is furnished as Exhibit 99.5 to this report, and (ii) a reissued and currently dated report on the unaudited profit figures contained within the condensed consolidated financial statements for the three and nine month periods ended September 30, 2009, which is furnished as Exhibit 99.6 to this report. Each of Ernst & Young LLP and Lazard & Co., Limited delivered to us a reissued and currently dated report (together, the “Cost Savings Reports”) related to the estimated cost savings of our potential combination with Cadbury plc. The Cost Savings Reports are furnished as Exhibits 99.7 and 99.8 to this report.

Item 8.01	Other Events.

As disclosed in our Current Report on Form 8-K filed on November 9, 2009, we entered into an agreement (the “Bridge Facility Agreement”) for a senior unsecured bridge facility with the lenders named therein and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc., as joint bookrunners, and Citibank, N.A. and Deutsche Bank AG Cayman Islands Branch, as co-administrative agents. The Bridge Facility Agreement is filed as Exhibit 99.9 to this report.

As disclosed in our Current Report on Form 8-K filed on December 1, 2009, we entered into a revolving credit agreement (the “Revolving Loan Agreement”) for a three-year senior unsecured revolving credit facility in an aggregate principal amount of $4.5 billion with the lenders named therein and Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as joint bookrunners, and Deutsche Bank AG New York Branch and Citibank, N.A., as co-administrative agents. The Revolving Loan Agreement is filed as Exhibit 99.10 to this report.

We also are filing updated risk factors, attached as Exhibit 99.11 to this report, relating to our business that were prepared in connection with a registration statement on Form S-4 to be filed with the SEC. As disclosed in Part II—Item 1A of our Form 10-Q for the period ended September 30, 2009, we have not identified any material changes to the risk factors disclosed in our Form 10-K for the year ended December 31, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits.

Exhibit Number	Description
99.1	Press Release, dated December 4, 2009.

99.2	Chairman and CEO’s Message to Employees, dated December 4, 2009.

99.3	Profit Forecast including Bases and Assumptions.

99.4	Report of Reporting Accountant, PricewaterhouseCoopers LLP, on Profit Forecasts, dated December 4, 2009.

99.5	Report by the Financial Advisors on Profit Forecasts, dated December 4, 2009.

99.6	Report by the Financial Advisers to Kraft Foods Inc. in connection with the unaudited profit figures contained within the unaudited condensed consolidated financial statements for the three and nine months ended 30 September 2009, dated December 4, 2009.

99.7	Report by Ernst & Young LLP on cost savings, dated December 4, 2009.

99.8	Report by Lazard & Co., Limited on cost savings, dated December 4, 2009.

99.9	Bridge Facility Agreement, dated November 9, 2009.

99.10	Revolving Loan Agreement, dated November 30, 2009.

99.11	Risk Factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: December 4, 2009

/S/ TIMOTHY R. MCLEVISH
	Name:	Timothy R. McLevish
	Title:	Executive Vice President and Chief Financial Officer